Exhibit 1.01

Camtek Ltd.

Conflict Minerals Report

For the year Ended December 31, 2015

Introduction

This is the Conflict Minerals Report of Camtek Ltd. (“CAMT”) (herein referred to as "Camtek", the "Company", "we" or "our") , for calendar year 2015 in accordance with Rule 13p-1 (“Rule 13p-1”) under the Securities Exchange Act of 1934 (the “1934 Act”).  Please refer to Rule 13p-1, Form SD and the 1934 Act Release No. 34-67716 issued by the Securities and Exchange Commission on August 22, 2012 for the definition of terms used in this report.

In conducting its due diligence, Camtek implemented the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas ("The OECD Framework"), an internationally recognized due diligence framework. Prior to due diligence, we addressed the “Reasonable Country of Origin Inquiry” process and commenced the due diligence process accordingly.

Company Overview

Camtek provides automated solutions dedicated for enhancing production processes and yield in the following industries: Semiconductor Fabrication and Packaging, Printed Circuit Board (PCB) and IC Substrates. For more details, refer to Camtek website at http://www.camtek.com. Camtek has two production sites, in Israel (Migdal Haemek) and in China (Suzhou), and all of our production activities are conducted at both sites.

Camtek’s products from the divisions: Semiconductor Industry and Printed Circuit Board and IC Substrate Industry are comprised of components which may contain conflict minerals that require an inquiry under Section 1502 of the Dodd-Frank Act, the SEC’s final rule and OECD guidelines.

Camtek’s Efforts for Meeting Conflict-Free Mineral Requirements

Camtek continued to implement and communicate its policy and methodology, that is in accordance with  Annex I, Five steps Framework for Risk-Based Due Diligence in the Mineral Supply Chain from the OECD Framework. Camtek has been addressing the following 5 OECD steps:

•	Establishing a strong company management system

Comprised of a management team from the following departments: Engineering, QA, Purchasing, R&D, Logistics, Legal and Finance.  The team is being sponsored by the Chief Financial Officer. The team passed training related the Conflict Minerals framework, policy, etc.

Camtek has adopted a Company policy which reflects an all-inclusive understanding of required rules and guidelines in addition to knowledge sharing with other companies in the industry.  This policy can be found at the website http://www.camtek.com

•	Identifying and assessing risk in the supply chain

Camtek held meetings with Management from various departments to discuss the applicable definitions of “manufacturer” and/or “contract to manufacture”.  Through this process, Camtek identified products that are affected by the 3TG minerals and mapped them to their respective vendors.  Camtek evaluated approximately 10 private branded products, sourced from over approximately 158 vendors were subject to the RCOI survey process

We then sent official letters to suppliers ("Letter to Supplier") conducting a supply-chain survey using the CFSI Conflict Minerals Reporting Template to identify the smelters and refiners.

•	Designing and implementing a strategy to respond to identified risks

In situations where it was determined that a “conflict mineral” is necessary for the functionality or production of at least one of our products, we carried out a reasonable country of origin inquiry (“RCOI"). Camtek send unofficial letters for supplier including update version of the CFSI CMRT, reviewed resaved files with feedback to relevant suppliers.

We have implemented a risk management procedure designed, among other things, to identify products which may include conflict minerals, update purchasing process and include in new supplier approval FORM relevant question related to Conflict Minerals, monitor all potential risk suppliers, and engage in knowledge sharing for meeting requirements.

•	Carrying out independent third-party audits of supply chain due diligence at identified points along the supply chain

Camtek does not have a direct relationship with the smelters and refiners in our supply chain, nor do we perform direct audits of the entities that provide our supply chain the 3TG. However, we do rely upon industry (for example, EiCC and CFSI) efforts to influence smelters and refineries to get audited and certified through CFS program.

•	Reporting on supply chain due diligence

The conflict minerals report is filed with the SEC and is also available on our website http://www.camtek.com

Results for the 2015 Calendar Year

The Conflict Mineral Process, as described above, allowed Camtek to identify in-scope products and the corresponding suppliers.  These identified suppliers were surveyed through the RCOI Survey process using the Conflict Minerals Reporting Template. The survey population included approximately 12 products across 158 vendors. Camtek received survey responses from 48 of the population of suppliers surveyed.  Approximately 30% of responding suppliers indicated that their products may contain one or more of the named 3TG minerals.  However, the results from the surveys did not allow Camtek to reach a reportable conclusion as to the source of any potential conflict minerals.

 The table below lists the facilities which, to the extent known, processed necessary conflict minerals in certain of our products.

Metal (*)	Smelter Name (*)	Smelter Country (*)
Gold	Advanced Chemical Company	UNITED STATES
Gold	Aida Chemical Industries Co. Ltd.	JAPAN
Gold	Aktyubinsk Copper Company TOO	KAZAKHSTAN
Gold	Allgemeine Gold- und Silberscheideanstalt A.G.	GERMANY
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL
Gold	Anhui Tongling Nonferrous Metal Mining Co., Ltd.	CHINA
Gold	Argor Heraeus	SWITZERLAND
Gold	Asahi Pretec Corp	CANADA

Metal (*)	Smelter Name (*)	Smelter Country (*)
Gold	Asahi Pretec Corp	UNITED STATES
Gold	Asaka Riken Co Ltd	JAPAN
Gold	Asarco	UNITED STATES of America
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	Aurubis AG	GERMANY
Gold	Bauer Walser AG	GERMANY
Gold	Boliden AB	SWEDEN
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	Caridad	MEXICO
Gold	CCR Refinery - Glencore Canada Corporation	CANADA
Gold	Cendres & Métaux SA	SWITZERLAND
Gold	Chimet	ITALY
Gold	China Golddeal	CHINA
Gold	China National Gold Group Corporation	CHINA
Gold	China's Shandong Gold Mining Co., Ltd	CHINA
Gold	Chugai Mining	JAPAN
Gold	Colt Refining	UNITED STATES
Gold	Daejin Indus Co. Ltd	KOREA, REPUBLIC OF
Gold	DaeryongENC	KOREA, REPUBLIC OF
Gold	Daeryung Corporation	KOREA, REPUBLIC OF
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	Do Sung Corporation	KOREA, REPUBLIC OF
Gold	Doduco	GERMANY
Gold	Dongguanshi Sutande Dianzi Cailiao Yoouxiange	CHINA
Gold	Dowa	JAPAN
Gold	Eco-System Recycling Co., Ltd.	JAPAN
Gold	Elemetal Refining, LLC	UNITED STATES
Gold	Faggi Enrico S.p.A.	ITALY
Gold	Feinhütte Halsbrücke GmbH	GERMANY
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE
Gold	FSE Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	Gansu Seemine Material Hi-Tech Co Ltd	CHINA
Gold	Geib Refining Corporation	UNITED STATES
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA
Gold	Guangdong Jinding Gold Limited	CHINA
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Heraeus Materials Technology GMBH&CO.KG	CHINA
Gold	Heraeus Materials Technology GMBH&CO.KG	HONG KONG
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA

Metal (*)	Smelter Name (*)	Smelter Country (*)
Gold	Hwasung CJ Co. Ltd	KOREA, REPUBLIC OF
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CHINA
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Istanbul Gold Refinery	TURKEY
Gold	Japan Mint	JAPAN
Gold	Japan Pure Chemical	JAPAN
Gold	JCC	CHINA
Gold	Jiangxi Copper Company Limited	CHINA
Gold	Johnson Matthey Inc	UNITED STATES
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd	JAPAN
Gold	Kanfort Industrial (Yantai) Co. Ltd.	CHINA
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN
Gold	Kazzinc	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC	UNITED STATES
Gold	KGHM Polska Miedź Spółka Akcyjna	POLAND
Gold	Kojima Chemicals Co. Ltd	JAPAN
Gold	Korea Metal	KOREA, REPUBLIC OF
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	L' azurde Company For Jewelry	SAUDI ARABIA
Gold	LAIZHOU SHANDONG	CHINA
Gold	Lingbao Gold Company Limited	CHINA
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
Gold	LS- Nikko Copper Inc	KOREA, REPUBLIC OF
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
Gold	Materion	UNITED STATES
Gold	Matsuda Sangyo Co. Ltd	JAPAN
Gold	Metalor	UNITED STATES
Gold	METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V	MEXICO
Gold	Met-Mex Peñoles, S.A.	MEXICO
Gold	Mistubishi Materials Corporation	JAPAN
Gold	Mitsui Mining & Smelting	JAPAN
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA
Gold	Morris and Watson	NEW ZEALAND
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	Nihon Genma MFG Co., Ltd.	JAPAN
Gold	Ningbo Kangqiang	CHINA
Gold	Norddeutsche Affinererie AG	GERMANY
Gold	Ohio Precious Metals LLC.	UNITED STATES

Metal (*)	Smelter Name (*)	Smelter Country (*)
Gold	Ohura Precious Metal Industry Co., Ltd	JAPAN
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)	RUSSIAN FEDERATION
Gold	PAMP SA	SWITZERLAND
Gold	PAN PACIFIC COPPER CO., LTD.	JAPAN
Gold	Penglai Penggang Gold Industry Co Ltd	CHINA
Gold	Perth Mint (Western Australia Mint)	AUSTRALIA
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	PT Alam Lestari Kencana	INDONESIA
Gold	PX Précinox SA	SWITZERLAND
Gold	Qiankun Gold and Silver	CHINA
Gold	Rand Refinery (Pty) Ltd	SOUTH AFRICA
Gold	Realized the enterprise co.,ltd.	CHINA
Gold	Republic Metals Corporation	UNITED STATES
Gold	Royal Canadian Mint	CANADA
Gold	Sabin Metal Corp.	UNITED STATES
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF
Gold	SAMWON Metals Corp.	KOREA, REPUBLIC OF
Gold	SAXONIA Edelmetalle GmbH	GERMANY
Gold	Schone Edelmetaal	NETHERLANDS
Gold	Scotia Mocatta	HONG KONG
Gold	SEMPSA Joyeria Plateria SA	SPAIN
Gold	SENJU METAL INDUSTRY CO.,LTD.	JAPAN
Gold	Shandong Gold Mining Co Ltd	CHINA
Gold	Shanghai Gold Exchange	CHINA
Gold	SHENZHEN TIANCHENG CHEMICAL CO LTD	CHINA
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold	Singway Technology Co., Ltd.	TAIWAN
Gold	So Accurate Group, Inc.	UNITED STATES
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	Sojitz	JAPAN
Gold	Solar Applied Materials Taiwan	TAIWAN
Gold	Soochow University's	CHINA
Gold	Sumisho	JAPAN
Gold	Sumitomo Metal Mining Co. Ltd.	JAPAN
Gold	Suzhou Xingrui Noble	CHINA
Gold	Tai zhou chang san Jiao electron Co.,Ltd	CHINA
Gold	Tanaka Kikinnzoku Kogyo K.K.	JAPAN
Gold	Technic Inc	UNITED STATES of America
Gold	The Great Wall Gold and Silver Refinery of China	CHINA
Gold	The Hutti Gold Company	INDIA
Gold	The Refinery of Shandong Gold Mining Co. Ltd	CHINA

Metal (*)	Smelter Name (*)	Smelter Country (*)
Gold	The Royal Canadian Mint	CANADA
Gold	Tokuriki Honten Co. Ltd	JAPAN
Gold	Tokuriki Tokyo Melters Assayers	JAPAN
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA
Gold	Torecom	KOREA, REPUBLIC OF
Gold	Umicore Brasil Ltda	BELGIUM
Gold	Umicore Brasil Ltda	BRAZIL
Gold	Umicore Brasil Ltda	THAILAND
Gold	United Precious Metal Refining Inc.	UNITED STATES
Gold	Valcambi SA	SWITZERLAND
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA
Gold	WIELAND Edelmetalle GmbH	GERMANY
Gold	Xstrata Canada Corporation	CANADA
Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN
Gold	Yantai Guodasafina High-Tech Environmental Refinery Co. Ltd.	CHINA
Gold	Yokohama Metal Co Ltd	JAPAN
Gold	Yunman Chengfeng	CHINA
Gold	Zhao Yuan Gold Mine	CHINA
Gold	Zhaojin Gold & Silver Refinery Co.,Ltd	CHINA
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Gold	Zijin Mining Group Co. Ltd	CHINA
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA
Tantalum	D Block Metals, LLC	UNITED STATES
Tantalum	Duoluoshan	CHINA
Tantalum	Exotech Inc.	UNITED STATES
Tantalum	F&X Electro-Materials Ltd.	CHINA
Tantalum	FIR Metals & Resource Ltd.	CHINA
Tantalum	Global Advanced Metals	JAPAN
Tantalum	Global Advanced Metals	UNITED STATES
Tantalum	Guangdong Jinding Gold Limited	CHINA
Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	CHINA
Tantalum	H.C. Starck Co., Ltd.	GERMANY
Tantalum	H.C. Starck Co., Ltd.	JAPAN
Tantalum	H.C. Starck Co., Ltd.	THAILAND
Tantalum	H.C. Starck Co., Ltd.	UNITED STATES
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	Hi-Temp	UNITED STATES
Tantalum	Jiangxi Copper Company Limited	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co. Ltd.	CHINA
Tantalum	KEMET Blue Metals	UNITED STATES

Metal (*)	Smelter Name (*)	Smelter Country (*)
Tantalum	King-Tan Tantalum Industry Ltd	CHINA
Tantalum	LSM Brasil S.A.	BRAZIL
Tantalum	Metallurgical Products India (Pvt.) Ltd.	INDIA
Tantalum	Met-Mex Peñoles, S.A.	BRAZIL
Tantalum	Mitsui Mining & Smelting	JAPAN
Tantalum	Molycorp Silmet A.S.	ESTONIA
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	Plansee	AUSTRALIA
Tantalum	Plansee SE Liezen	AUSTRIA
Tantalum	PT Alam Lestari Kencana	INDONESIA
Tantalum	QuantumClean	UNITED STATES
Tantalum	RFH Tantalum Smeltry Co., Ltd	CHINA
Tantalum	Shanghai Gold Exchange	CHINA
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tantalum	Taki Chemical Co., Ltd.	JAPAN
Tantalum	Tantalite Resources	SOUTH AFRICA
Tantalum	Telex	UNITED STATES
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd	CHINA
Tantalum	Zhuzhou Cement Carbide	CHINA
Tin	CV United Smelting	INDONESIA
Tin	AIM	CANADA
Tin	Alpha	UNITED STATES
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM
Tin	Bangka Tin,Mentok,PT Timah (Persero) TBK	INDONESIA
Tin	Best Metals	BRAZIL
Tin	Brinkmann Chemie AG	GERMANY
Tin	China Minmetals	CHINA
Tin	China Rare Metal Materials Company	CHINA
Tin	China Tin Group Co., Ltd.	CHINA
Tin	CNMC (Guangxi) PGMA Co. Ltd.	CHINA
Tin	Cookson	UNITED STATES
Tin	Cooper Santa	BRAZIL
Tin	Cooperativa Metalurgica de Rondônia Ltda.	BRAZIL
Tin	CV Ayi Jaya	INDONESIA
Tin	CV Gita Pesona	INDONESIA
Tin	CV JusTindo	INDONESIA
Tin	CV Makmur Jaya	INDONESIA
Tin	CV Prima Timah Utama	INDONESIA
Tin	CV Serumpun Sebalai	INDONESIA

Metal (*)	Smelter Name (*)	Smelter Country (*)
Tin	CV United Smelting	INDONESIA
Tin	CV Venus Inti Perkasa	INDONESIA
Tin	Dae Kil	KOREA, REPUBLIC OF
Tin	Daewoo International	KOREA, REPUBLIC OF
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Co	VIET NAM
Tin	Elmet S.L.U. (Metallo Group)	SPAIN
Tin	EM Vinto	BOLIVIA
Tin	Estanho de Rondônia S.A.	BRAZIL
Tin	Fenix Metals	POLAND
Tin	Geiju Non-Ferrous Metal Processing Co. Ltd.	CHINA
Tin	Guang Xi Hua Xi Corp	CHINA
Tin	High Quality Technology Co., Ltd	CHINA
Tin	HUANGGANG CITY TONGDING METALLIC MATERIAL CO.LTD	CHINA
Tin	Huichang Jinshunda Tin Co. Ltd	CHINA
Tin	Hyundai-Steel	KOREA, REPUBLIC OF
Tin	IBF IND BRASILEIRA DE FERROLIGAS LTDA	BRAZIL
Tin	Indonesian State Tin Corporation	INDONESIA
Tin	Ishihara Chemical Co. Ltd.	JAPAN
Tin	Jia Tian	CHINA
Tin	Jiangxi Copper Company Limited	CHINA
Tin	Kai Unita Trade Limited Liability Company	CHINA
Tin	Ketabang	INDONESIA
Tin	KOVOHUT? P?ÍBRAM NÁSTUPNICKÁ, A.S.	Czech Republic
Tin	Linwu Xianggui Ore Smelting Co., Ltd.	CHINA
Tin	Liuzhou China Tin	CHINA
Tin	Magnu's Minerais Metais e Ligas LTDA	BRAZIL
Tin	Malaysia Smelting Corp	MALAYSIA
Tin	MCP Group	UNITED STATES of America
Tin	Melt Metais e Ligas S/A	BRAZIL
Tin	Metallic Resources, Inc.	UNITED STATES
Tin	Metallo Chimique	BELGIUM
Tin	Ming Li Jia smelt Metal Factory	CHINA
Tin	Minmetals Ganzhou Tin Co. Ltd.	CHINA
Tin	Minsur	PERU
Tin	Mits-Tec (Shanghai) Co. Ltd.	CHINA
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA
Tin	NGHE TIN NON-FERROUS METAL	VIET NAM
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	Nihon Genma MFG Co., Ltd.	JAPAN
Tin	Novosibirsk Integrated Tin Works	RUSSIAN FEDERATION

Metal (*)	Smelter Name (*)	Smelter Country (*)
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	PHILIPPINES
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	OMSA	BOLIVIA
Tin	Operaciones Metalurgical S.A.	BOLIVIA
Tin	Phoenix Metal Ltd.	RWANDA
Tin	Poongsan Corporation	KOREA, REPUBLIC OF
Tin	Posco	KOREA, REPUBLIC OF
Tin	PT Alam Lestari Kencana	INDONESIA
Tin	PT Belitung Industri Sejahtera	INDONESIA
Tin	PT BilliTin Makmur Lestari	INDONESIA
Tin	PT Bukit Timah	INDONESIA
Tin	PT Cipta Persada Mulia	INDONESIA
Tin	PT DS Jaya Abadi	INDONESIA
Tin	PT Eunindo Usaha Mandiri	INDONESIA
Tin	PT Fang Di MulTindo	INDONESIA
Tin	PT HP Metals Indonesia	INDONESIA
Tin	PT Inti Stania Prima	INDONESIA
Tin	PT Justindo	INDONESIA
Tin	PT Karimun Mining	INDONESIA
Tin	PT Koba Tin	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT Panca Mega Persada	INDONESIA
Tin	PT Pelat Timah Nusantara Tbk	INDONESIA
Tin	PT Prima Timah Utama	INDONESIA
Tin	PT Refined Bangka Tin	INDONESIA
Tin	PT Sariwiguna Binasentosa	INDONESIA
Tin	PT Seirama Tin investment	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Sumber Jaya Indah	INDONESIA
Tin	PT Supra Sukses Trinusa	INDONESIA
Tin	PT Tambang Timah	INDONESIA
Tin	PT Timah	INDONESIA
Tin	PT Tinindo Inter Nusa	INDONESIA
Tin	PT Tirus Putra Mandiri	INDONESIA
Tin	PT Tommy Utama	INDONESIA
Tin	PT Wahana Perkit Jaya	INDONESIA
Tin	PT Yinchendo Mining Industry	INDONESIA
Tin	PT. Supra Sukses Trinusa	INDONESIA
Tin	PT.DS JAYA ABADI	INDONESIA
Tin	Resind Indústria e Comércio Ltda.	BRAZIL
Tin	Rui Da Hung	TAIWAN

Metal (*)	Smelter Name (*)	Smelter Country (*)
Tin	Samhwa Non-Ferrous Metal. Inc Co.,Ltd.	KOREA, REPUBLIC OF
Tin	SOFT METAIS LTDA	BRAZIL
Tin	Soft Metais Ltda.	BRAZIL
Tin	Talcang City Nankang Metal Materila Co., Ltd	CHINA
Tin	Thaisarco	THAILAND
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	Uni Bros Metal Pte Ltd	SINGAPORE
Tin	Unvertical International(Suzhou)Co.,Ltd	CHINA
Tin	VERTEX METALS INCORPORATION	TAIWAN
Tin	VQB Mineral and Trading Group JSC	VIET NAM
Tin	WC Heraeus Hanau	GERMANY
Tin	White Solder Metalurgia	BRAZIL
Tin	Wilhelm Westmetall	GERMANY
Tin	Wind Yunnan Nonferrous Metals Co.,Ltd.	CHINA
Tin	Yunman Chengfeng	CHINA
Tin	Zhuhai Horyison Solder Co.,Ltd	CHINA
Tungsten	A.L.M.T Corp.	JAPAN
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM
Tungsten	ATI Tungsten Materials	UNITED STATES
Tungsten	Chaozhou Xianglu Tungsten Industry Co Ltd	CHINA
Tungsten	China Minmetals	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co Ltd	CHINA
Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Tungsten	Ganxian Shirui New Material Co., Ltd.	CHINA
Tungsten	Ganzhou Grand Sea W & Mo Group Co Ltd	CHINA
Tungsten	Global Advanced Metals	UNITED STATES
Tungsten	Guangdong Jinding Gold Limited	CHINA
Tungsten	HC Starck	GERMANY
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION
Tungsten	Japan New Metals Co Ltd	JAPAN
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten	Jiangxi Copper Company Limited	CHINA
Tungsten	Kennametal Fallon	UNITED STATES
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM
Tungsten	Pobedit, JSC	RUSSIAN FEDERATION
Tungsten	Sanher Tungsten Vietnam Co., Ltd.	VIET NAM
Tungsten	Tejing (Vietnam) Tungsten Co Ltd	VIET NAM
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd	VIET NAM

Metal (*)	Smelter Name (*)	Smelter Country (*)
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA
Tungsten	Wolfram Company CJSC	RUSSIAN FEDERATION
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA
Tungsten	XTC H.C.	CHINA
Tungsten	Zhuzhou Cement Carbide	CHINA

Company policy

Camtek’s conflict minerals policy and steps taken are available on our website http://www.camtek.com.

Future steps to be taken

1.	Include a conflict mineral clause in new or updated supplier contracts, where available.
2.	Expand supplier's list considering the OECD framework.
3.	Manage follow up table with all relevant details from supplier for evaluation and tracking inputs in the supply system.
4.	Strategize with the OECD and relevant trade associations in order to define and monitor optimal practices.
5.	Strengthen relationships with suppliers' and support organizations, such as active membership in the Electronic Industry Citizenship Coalition / Global e-Sustainability Initiative (EICC/GeSI) Conflict Free Smelter Program.

This Conflict Minerals Report was not subjected to an independent private sector audit as not required by paragraph (c)(1)(iv) of the instructions to Item 1.01.